Exhibit 31.1
Certification Pursuant to Section 302 of Sarbanes-Oxley Act of 2002
I, Thomas Sonderman, certify that:
1.I have reviewed this Quarterly Report on Form 10-Q/A of SkyWater Technology, Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 22, 2025	/s/ Thomas Sonderman
Thomas Sonderman
Chief Executive Officer
(Principal Executive Officer)